Exhibit 10.5
WILLBROS GROUP, INC.
PHANTOM STOCK UNITS AWARD AGREEMENT
___________ _____________________  201___
__________________________________________
__________________________________________
__________________________________________
__________________________________________
Dear __________________________________________:
1. Phantom Stock Units Award. Willbros Group, Inc., a Delaware corporation (the “Company”), hereby grants to you _____________ units of phantom stock, each representing the right to receive an amount of cash based on the value of one share of the Company’s Common Stock, par value $.05 per share (“Phantom Stock Units”). This award is subject to your acceptance of and agreement to all of the applicable terms, conditions, and restrictions described in the Company’s 2010 Stock and Incentive Compensation Plan (the “Plan”), a copy of which, along with the Prospectus for the Plan, are attached hereto, and to your acceptance of and agreement to the further terms, conditions, and restrictions described in this Phantom Stock Units Award Agreement (this “Award Agreement”). To the extent that any provision of this Award Agreement conflicts with the expressly applicable terms of the Plan, it is hereby acknowledged and agreed that those terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan; provided, however, no provision of the Plan shall control or amend this Award Agreement in any manner which would cause this Award Agreement to fail to satisfy the short-term deferral exception under Code Section 409A.
2. No Stockholder Rights. Neither you nor any of your beneficiaries shall be deemed to have any voting rights, rights to receive any dividends, dividend equivalents or other rights as a stockholder of the Company with respect to any shares of the Company’s Common Stock in respect of which the Phantom Stock Units were granted to you.
3. Vesting. Subject to the terms of the Plan and this Award Agreement, the Phantom Stock Units granted hereunder will vest with respect to ____________ of the Phantom Stock Units on the first anniversary of the date hereof, another ____________ of the Phantom Stock Units on the second anniversary of the date hereof, another ____________ of the Phantom Stock Units on the third anniversary of the date hereof, and the last ____________ of the Phantom Stock Units on the fourth anniversary of the date hereof; provided, however, at the time of your “Termination of Employment” (as defined in Section 10(d)), other than a Termination of Employment that occurs as a result of an event described in clauses (a) or (b) of Section 4, you shall forfeit any Phantom Stock Units which have not previously vested and all of your rights thereto shall terminate.

4. Accelerated Vesting. Notwithstanding the vesting schedule set forth in Section 3, your Phantom Stock Units shall become fully vested and payable at the time of the occurrence of any of the following events:
(a) Your death or “Disability” (as defined in Section 10(b));
(b) Your Termination of Employment, but only if such Termination of Employment is the result of a dismissal or other action by the Company or any of its Affiliates and does not constitute a “Termination for Cause” (as defined in Section 10(c)); or
(c) A “Change of Control” of the Company (as defined in Section 10(a)), unless the Committee determines prior to the Change of Control, in accordance with Section 14.2 of the Plan, that the Phantom Stock Units shall not become fully vested and payable upon the occurrence of the Change of Control.
5. Payment. Upon vesting under Sections 3 or 4 of any Phantom Stock Units, you shall be entitled to payment with respect to the vested portion of the Phantom Stock Units. Any payment by the Company hereunder for Phantom Stock Units will be a lump sum payment in cash. The payment date for any Phantom Stock Units which vest shall be as soon as practicable but in no event later than the sixtieth (60th) day after vesting occurs under Sections 3 or 4. The amount payable for each Unit will be equal to the Fair Market Value (as defined in the Plan) of a share of the Company’s Common Stock, as determined on the applicable vesting date.
6. Agreement With Respect to Taxes. You agree that (a) you will pay to the Company or an Affiliate, as the case may be, or make arrangements satisfactory to the Company or such Affiliate regarding the payment of any foreign, federal, state, or local taxes of any kind required by law to be withheld by the Company or any of its Affiliates with respect to the Phantom Stock Units, and (b) the Company or any of its Affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to you any foreign, federal, state, or local taxes of any kind required by law to be withheld with respect to the Phantom Stock Units.
7. Adjustment of Shares. The number of Phantom Stock Units subject to this Award Agreement shall be adjusted as provided in Section 4.2 of the Plan.
8. Transferability. You may not sell, assign, transfer or otherwise dispose of any Phantom Stock Units or any rights under the Phantom Stock Units. No Phantom Stock Unit and no rights under any such Phantom Stock Unit may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.

9. Forfeiture and Clawback.
(a) You agree that in the event you violate the confidentiality, non-competition, non-solicitation or non-disparagement provisions of any agreement between you and the Company or any Affiliate, or any plan of the Company or any Affiliate in which you participate, including any severance plan, you will forfeit any Phantom Stock Units which have not previously vested under Sections 3 or 4 and your right to receive any payments in the future pursuant to the forfeited Phantom Stock Units shall automatically terminate without any payment of consideration by the Company.
(b) Notwithstanding any other provision of the Plan or this Award Agreement to the contrary, you acknowledge that any incentive-based compensation paid to you hereunder may be subject to recovery by the Company under any clawback policy which the Company may adopt from time to time, including without limitation any policy which the Company may be required to adopt under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations of the U.S. Securities and Exchange Commission thereunder or the requirements of any national securities exchange on which the Company’s Common Stock may be listed. You agree to promptly return any such incentive-based compensation which the Company determines it is required to recover from you under any such clawback policy.
10. Certain Definitions. As used in this Award Agreement, the following terms shall have the respective meanings indicated:
(a) “Change of Control” shall have the meaning provided in the Plan, except that for purposes of clauses (a) and (b) of such definition, “fifty percent (50%) or more” shall be substituted for “thirty percent (30%) or more” each place it appears in clauses (a) and (b) of such definition.
(b) “Disability” shall mean your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(c) “Termination for Cause” shall mean a Termination of Employment as a result of (1) your willful and continued failure substantially to perform your duties (other than any such failure resulting from your incapacity due to physical or mental illness), (2) your conviction for a felony, proven or admitted fraud, misappropriation, theft or embezzlement by you, your inebriation or use of illegal drugs in the course of, related to or connected with the business of the Company or any of its Affiliates, or your willful engaging in misconduct that is materially injurious to the Company or any of its Affiliates, monetarily or otherwise, or (3) if you have entered into an employment agreement or contract with the Company or any of its Affiliates, or if you have entered into any other agreement or contract with the Company or any of its Affiliates or participate in any plan of the Company or any Affiliate, including any severance plan, which includes confidentiality, non-competition, non-solicitation or non-disparagement covenants, (A) any other action or omission that is identified in such agreement or contract as giving rise to “Cause” for the termination of your employment with the Company or any of its Affiliates or (B) any violation of the confidentiality, non-competition, non-solicitation or non-disparagement covenants. For this purpose, no act, or failure to act, on your part shall be considered “willful” unless done, or omitted, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company or any of its Affiliates.
(d) “Termination of Employment” shall mean the termination of your full-time employment with the Company or any of its Affiliates for any reason other than your death or Disability.
11. Short-Term Deferral Exception. The parties intend that this Award Agreement and each payment upon the vesting of any Phantom Stock Units will meet all requirements of the short-term deferral exception to Code Section 409A. To the fullest extent possible, therefore, the Plan shall be construed and administered so that each payment under the Plan is made in a time, form and manner that results in the payment being excepted from Section 409A. The short-term deferral exception shall be applied separately to each payment required under this Award Agreement.
12. Designation of Beneficiary. Your beneficiary for receipt of any payment made under this Award Agreement in the event of your death shall be the person(s) designated as your beneficiary(ies) for life insurance benefits under the Company’s life insurance benefits plan unless you designate a different beneficiary on a form prescribed by the Company. If no beneficiary is designated, upon your death, payment shall be made to your estate.
Capitalized terms used in this Award Agreement and not otherwise defined herein shall have the respective meanings provided in the Plan.

If you accept this Award and agree to the foregoing terms and conditions, please so confirm by signing and returning the duplicate copy of this Award Agreement enclosed for that purpose.

WILLBROS GROUP, INC.
By:
Name:
Title:
The foregoing Award is accepted by me as of the _______ day of ___________________  201__, and I hereby agree to the terms, conditions, and restrictions set forth above and in the Plan.

5